Exhibit 99.2

FOR IMMEDIATE RELEASE

Contacts:	Media Relations
Sheri Woodruff
609-720-4399
swoodruff@tyco.com

TYCO ANNOUNCES NOMINEES TO BOARD OF DIRECTORS FOR TYCO ELECTRONICS

PEMBROKE, Bermuda — Jan. 5, 2007 — Tyco International Ltd. (NYSE: TYC; BSX: TYC) today announced the nominees to the board of directors for Tyco Electronics as it becomes a separate, independently traded company in 2007.  Nine of the 11 nominees are independent directors whose service becomes effective immediately upon separation.

Tyco Electronics is a leading global provider of engineered electronic components, network solutions and wireless systems with fiscal 2006 sales of $12.7 billion to customers in 150 countries.  The company employs approximately 99,000 people around the world, serving customers in industries ranging from automotive, appliances and aerospace and defense to telecommunications, computers and consumer electronics.

Tyco named the following nominees to serve on the Tyco Electronics board of directors:

Frederic M. Poses, 64, will serve as non-executive chairman of the board.  Poses is chairman and chief executive officer (CEO) of American Standard Companies, a global manufacturer and provider of air conditioning systems and services, bathroom and kitchen fixtures and fittings, and vehicle control systems.  Poses began his tenure at American Standard in 1999.  Prior to that, he served in roles of increasing responsibility over 30 years at Allied Signal.  Poses holds a bachelor’s degree in business administration from New York University.  He is also a director of Centex Corporation and Raytheon Company.

Thomas J. (Tom) Lynch, 52, serves as Tyco Electronics’ CEO.  He originally joined Tyco International in 2004 as president of the company’s $6.5 billion Engineered Products & Services business segment.  He was appointed to the Tyco Electronics CEO slot when it was announced that the company would become an independent, separately traded entity in 2007.  Previously, Lynch served as an executive vice president at Motorola and president and CEO of Motorola’s personal communications sector.  He also served as president of Motorola’s integrated electronics systems sector.  Prior to his work at Motorola, Lynch was senior vice president and general manager of the satellite and broadcast networks systems segment of General Instrument Corporation.  Lynch holds a bachelor’s degree in commerce from Rider University (N.J.).

Pierre R. Brondeau serves as executive vice president and business group executive of electronic materials and specialty materials for Rohm and Haas Company, a U.S.-based manufacturer of specialty materials found in a wide range of markets including building and construction, electronics, food and retail, household and personal care and industrial processes.  He joined Rohm and Haas Company in 1989 and has held various and increasing leadership positions in marketing, research and general management.   Before joining Rohm & Haas, Brondeau, 49, held positions in engineering, research, and sales and marketing at Air Liquide in Paris.  He holds a bachelor’s degree in biochemical engineering from INSA (France), a master’s degree in biochemical engineering from the Universite de Montpellier (France), and a doctorate in biochemical engineering from the Universite de Toulouse (France).

Ram Charan is an advisor to CEOs and corporate boards who provides practical expertise in the areas of corporate governance, global strategy and succession.  He earned a master’s degree in business administration and doctorate from Harvard Business School (Mass.) and went on to serve on the Harvard Business School faculty.  Winner of the Bell Ringer (best teacher) award at General Electric’s Crotonville Institute and the best teacher award at Wharton and Northwestern University, Charan, 67, is a distinguished fellow of the National Academy of Human Resources.  A well-known author and speaker, he is a director of Austin Industries and the Six Sigma Academy, and serves on the National Association of Corporate Directors’ Blue Ribbon Commission on Corporate Governance.

Dr. Juergen W. Gromer serves as president of Tyco Electronics, as well as president of the company’s electronic components business — a leading global supplier of passive electronic components, including connectors and interconnect systems, relays, switches, circuit protection devices, sensors, and wire and cable.  A 23-year veteran of Tyco Electronics and AMP (prior to Tyco’s 1999 purchase of AMP), Gromer has served in a variety of regional and global assignments including senior vice president of worldwide sales and services, president of the global automotive division, and vice president of Central and Eastern Europe.  Gromer, 61, has also held various general management positions with Proctor and Gamble, ITT Components

Group, and Zahnradfabrik Friedichshafen.  He received his undergraduate degree and doctorate in physics from the University of Stuttgart (Germany).

Robert M. Hernandez, 62, is non-executive chairman of RTI International Metals.  Through its various subsidiaries, RTI manufactures and distributes titanium and specialty metal mill products, extruded shapes, formed parts and engineered systems for aerospace, industrial, defense, energy, chemical, and consumer applications.  Prior to his retirement, Hernandez served in various roles at USX Corporation, including vice chairman and chief financial officer (CFO) and executive vice president of finance and CFO.  He graduated from the University of Pittsburgh (Pa.) and holds a master’s degree in business administration from the Wharton School of the University of Pennsylvania.  Hernandez is also lead director of ACE Ltd., a director of Eastman Chemical Company, and a trustee and vice chairman of BlackRock Funds.

Daniel J. Phelan serves as senior vice president of human resources at GlaxoSmithKline plc.  GlaxoSmithKline researches, develops, manufactures, and markets pharmaceuticals, vaccines, over-the-counter medicines and health-related consumer products.  Phelan, 57, has held several roles of increasing responsibility at GlaxoSmithKline since he joined the company in 1981.  Prior to that, he worked as an attorney in the labor department at Obermayer, Rebmann, Maxwell & Hippel in Philadelphia (Pa.) and as a director of student services at The Ohio State University.  Phelan also served as an officer in the United States Army Medical Service Corps.  He holds a bachelor’s and a law degree from Rutgers University (N.J.) and a master’s degree from The Ohio State University.

Lawrence S. Smith is the executive vice president and Co-CFO at Comcast Corporation.  He was named executive vice president in 1995 and Co-CFO in 2002, overseeing corporate development, accounting, reporting and tax matters.  Comcast develops, manages, and operates broadband cable networks, and is involved in programming content.  Before joining Comcast in 1988, Smith, 59 served as CFO at Advanta Corporation and as tax partner and head of the mergers and acquisitions practice at Arthur Andersen.  He holds a bachelor’s degree from Ithaca College (N.Y.).  He is also a director of Air Products & Chemicals, Inc., and MGM Holdings, Inc.

Paula A. Sneed was executive vice president of global marketing resources and initiatives until December 2006 for Kraft Foods, Inc., a worldwide producer and distributor of branded food and beverage products.  She has held a variety of other positions at Kraft Foods, including as group vice president and president of electronic commerce and marketing services and as chief marketing officer for the company.  In 1977, Sneed, 59, began her career at General Foods Corporation — which merged with Kraft in 1989.  She holds a bachelor’s degree from Simmons

College (Mass.) and a master’s degree in business administration from the Harvard Graduate School of Business (Mass.).  She is also a Director of Airgas, Inc., and Charles Schwab Corporation.

David P. Steiner is CEO of Waste Management, where he has been since 2000.  Waste Management provides comprehensive waste management services to municipal, commercial, industrial, and residential customers.  He has served in several roles at Waste Management, including executive vice president and CFO and senior vice president, general counsel and corporate secretary.  Prior to that, Steiner, 46, served as partner at Phelps Dunbar and as an attorney at Gibson, Dunn & Crutcher.  Steiner holds a bachelor’s degree from Louisiana State University and a law degree from the University of California, Los Angeles.  He is also a director of Waste Management, Inc.

Sandra S. Wijnberg, until her resignation in April 2006, was senior vice president and CFO at Marsh & McLennan Companies Inc., a professional services firm with insurance and reinsurance brokerage, consulting and investment management businesses.  Before joining Marsh & McLennan in January 2000, Wijnberg served as a senior vice president and treasurer of Tricon Global Restaurants, and held various positions at PepsiCo, Morgan Stanley Group, and American Express Company.  Wijnberg, 50, is a graduate of the University of California at Los Angeles and received a master’s degree in business administration from the University of Southern California.  She is also a director of Tyco International.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. is a global, diversified company that provides vital products and services to customers in four business segments: Electronics, Fire & Security, Healthcare, and Engineered Products & Services.  With 2006 revenue of $41 billion, Tyco employs approximately 250,000 people worldwide.  More information on Tyco can be found at www.tyco.com.

ABOUT TYCO ELECTRONICS

Tyco Electronics, currently a business segment of Tyco International Ltd., is a leading global provider of engineered electronic components, network solutions and wireless systems, with 2006 sales of $12.7 billion to customers in 150 countries.  Tyco Electronics designs, manufactures and markets products for customers in industries from automotive, appliances and aerospace and defense to telecommunications, computers and consumer electronics.  With over 8,000 engineers and worldwide manufacturing, sales and customer service capabilities,

Tyco Electronics’ commitment is its customers’ advantage.  More information on Tyco Electronics can be found at www.tycoelectronics.com.

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